TRUSTEESHIP AGREEMENT

This trusteeship agreement (this "Agreement") is made as of 17 June 2004 by and between Genex Pharmaceutical, Inc., formerly known as KS E-Media Holdings, Inc. (hereinafter referred to as "Consignee"), and Fuzhi Song and Deshun Song (hereinafter collectively referred to as "Consigner").

Whereas: The Consigner is an individual with a business address at 1801 Guangyin Building, Youyibeilu, Hexi District, Tianjin City, China.

Whereas: The Consignee is a corporation registered and set up and continues to be effective according to the laws of the State of Delaware, U.S.A.

Whereas: Tianjin Zhongjin Biology Development Co., Ltd. (the "Company") is an enterprise which was set up according to Chinese law and the Consigner holds a total of 100% of outstanding equity shares of the Company.

Whereas: The Consigner desires to entrust complete control over all of the shares of the Company its holds to Consignee and the Consignee desires to accept such control rights over the shares as if Consignee was the record owner thereof.

Now, therefore, through friendly negotiation, in line with the principle of equality and mutual benefit, the parties agree as follows.

Article 1 Definitions

1.1 For purpose of this Agreement, the following terms shall have the following meanings.

Consigner:	Fuzhi Song and Deshun Song

Consignee:	Genex Pharmaceutical, Inc.

Company:	Tianjin Biology Development Co., Ltd.

Trust Shares:	All of the equity shares which Consigner holds in the
Company.

Trusteeship Term:	As provided in Article 3.

Article 2 Trusteeship of Shares

2.1 Consigner hereby irrevocably authorizes Consignee to exercise all of Consigner's rights in and to the Trust Shares, including the right to vote the Trust Shares and all management and administrative rights related thereto, as if Consignee was the record or registered holder of the Trust Shares. Consigner agrees to execute any further documents or instruments reasonably requested by Consignee in order to evidence or effect the rights granted to Consignee hereunder.

Article 3 Trusteeship Term

3.1 This Agreement, and Consignee's right to vote and exercise all other rights over the Trust Shares, shall expire and terminate upon the termination of that certain management agreement, dated as of an even date herewith, between Consignee and the Company. If the term of such management agreement is extend, the Trusteeship Term will likewise automatically be extended.

Article 4 Representations and Warranties

4.1 Consigner represents and warrants to Consignee as follows:

1)  Consigner is the sole legal owner of the Trust Shares.

2)  Consigner has the capacity and power to enter into this Agreement and perform his obligations hereunder. Consigner has the right and power to grant Consignee the authority to exercise all rights with respect to the Trust Share in its own name without limitation or restriction.

3)  Consigner has fully and timely paid for the Trust Shares in accordance with Chinese law and regulations applicable to the Company and such payment has been verified by a certificated Chinese accountant. The Trust Shares consist of all of the securities in the Company owned by Consigner and represent 100% of the outstanding equity shares of the Company.

4)  This Agreement and the grant of the rights in the Trust Shares by Consigner to Consignee complies in all respects with applicable law, including all regulations applicable to the Company.

5)  Consigner has not encumbered the Trust Shares and the Trust Share is free and clear of any and all liens, mortgages, guarantees or other encumbrances.

6)  This Agreement has been duly and validly executed by Consigner and constitutes a valid and binding obligation of Consigner, enforceable against Consigner in accordance with its terms.

4.2 Consignee represents and warrants to Consigner as follows:

1)  Consignee is an organization that was established and exists legally according to the laws of the State of Delaware, U.S.A. Consignee has the capacity and power to enter into this Agreement and perform its obligations hereunder and has taken the necessary corporate actions to authorize the execution and performance of this Agreement.

2) This Agreement has been duly and validly executed by an authorized representative of Consignee and constitutes a valid and binding obligation of Consignee, enforceable against Consignee in accordance with its terms.

Article 5 Consigner's Obligations

5.1 During the Trusteeship Term, Consigner shall use its best efforts, including signing any documents or instruments requested by Consignee, to evidence and protect the rights granted to Consignee under this Agreement. Consigner shall promptly forward any information or document received with respect to the Trust Shares to Consignee and cooperate with Consignee in exercising any rights with respect to the Trust Shares. Consistent with the foregoing, Consigner shall not attempt to withdraw, terminate or take any other action that could impact the validity or enforceability of this Agreement.

Article 6 Consignee's Rights

6.1 During the Trusteeship Term, and subject only to Consigner's right to receive distributions under Article 5 above, Consignee shall have the exclusive power and authority to exercise any and all shareholder rights with respect to the Trust Shares as if Consignee was the legal, registered owner of such Trust Shares. Such rights shall include, but not be limited to, the following:

1) The right to receive any and all dividends or distributions made on the Trust Shares.

2) The right to elect members of the Company's board of directors and vote the Trust Shares on (and consent to or approve) any matter on which the Trust Shares are entitled to vote (and consent or approve).

3) The right to receive all information concerning the Company, financial or otherwise, which the shareholders of the Company, legally or by custom, are entitled to receive.

Article 7 Consignee's Obligations

7.1 During the Trusteeship Term, Consignee undertakes to comply with the following obligations:

1)   To exercise all rights with respect to the Trust Shares in a manner in which Consignee believes to be in the best interest of the Company.

2)   Unless agreed in writing by the Consigner in advance, not to assign any of the rights granted to Consignee under this Agreement to a third party.

3)   Not to sell, encumber, hypothecate or otherwise transfer the Trust Shares or any rights therein.

4) To hold for the benefit of, and promptly transfer to, Consigner, any and all dividends or other distributions received on behalf of the Trust Shares.

5) To promptly provide Consigner with copies of all written information concerning the Company, financial or otherwise, which Consignee receives from the Company as a result of this Agreement.

Article 8 Effective Date; Amendment and Termination

8.1 This Agreement shall be effective as of 17 June 2004 notwithstanding its signature by the parties at a subsequent date.

8.2 This Agreement can only be amended or modified by a written agreement designated as an amendment hereto duly signed by persons authorized to sign agreements on behalf of the parties. Any revision or complementary agreements must be made in written form.

Article 9 Notice and Service

9.1 Any notice, agreement, contract or other communication according to this Agreement or sent out or related to this Agreement shall be in written form, and sent to the following addresses or numbers, or other addresses or the numbers provided by the parties.

Consigner:

1801 Guangyin Building
Youyibeilu
Hexi District
Tianjin City, China

Consignee:

1801 Guangyin Building
Youyibeilu
Hexi District
Tianjin City, China

9.2 Any such notice shall be effective upon receipt. Each party may change its designated representative that is to receive communications and notices and/or the applicable address for such communications and notices by giving notice thereof to the other party as provided herein.

Article 10 Solution to Disputes

10.1. Both parties shall attempt to solve any disputes arising hereunder through good faith private negotiations. In the event such negotiations do not resolve such dispute within 30 days following the commencement of such negotiations, either party can submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then applicable arbitration rules.

Article 11 Supplementary Provisions

11.1 The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties which supersedes all prior agreements, proposals, or understanding, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

11.2 This Agreement is done in duplicate with each being the same effective and each Party holds a copy.

Consigner:

s/ Song Fuzhi
 Fuzhi Song

s/ Song Deshun
Deshun Song

Date: 19 May, 2006

Consignee: Genex Pharmaceutical, Inc.

Authorized representative: s/ Song Fuzhi

Date: 19 May, 2006